[NOVAVAX INC LETTERHEAD]

September 29, 1999

W.M. Rickman Construction Company
15215 Shady Grove Road
Rockville, MD 20850

Fax: 301 840 5992

Attention: Ross L. Englehart
Subject: One Taft Court

Dear Mr. Englehart:

This letter serves as notice that Novavax is exercising its option to extend the term of the lease for the property at One Taft Court, Rockville, MD 20850, pursuant to the conditions stated in Section 2 (TERMS) of the Lease Agreement dated March 30, 1995 between W.M. Rickman Construction Co. and Dyncorp Advanced Technology Services, Inc., which was assigned to Novavax, Inc. on August 10, 1999. If you have any questions, please do not hesitate to call.

Sincerely,

/s/ DONALD J. MACPHEE

Donald J. MacPhee
Vice President and Treasurer

cc: H. Montgomery Hougen, DynCorp

[W.M. RICKMAN CONSTRUCTION CO. LETTERHEAD]

September 1, 1999

DynCorp Advanced Technology Services, Inc.
Attention: H. Montgomery Hougen
2000 Edmund Halley Drive
Reston, Virginia 20191-3436

Dear Mr. Hougen:

W.M. Rickman Construction Company grants permission for DynCorp to assign the Lease dated March 30, 1995, between W. M. Rickman Construction Co. and DynCorp Advanced Technology Services, Inc., to Novavax, Inc., effective August 10, 1999. The Premises is located on the second floor (11,743 square feet) at 1 Taft Court, Rockville, Maryland.

Novavax, Inc., is obligated to abide by all terms, covenants and conditions of the Lease.

DynCorp shall remain liable for the performance of all terms, covenants, and conditions as stated in paragraph 19 “Assignment or Subletting” of the Lease.

Sincerely,

/s/ ROSS L. ENGLEHART

Ross L. Englehart
Director of Facilities

cc:  Donald J. MacPhee, CFO
       Novavax

LEASE AGREEMENT

          THIS LEASE AGREEMENT, made this 30 day of March 1995, by and between W.M. RICKMAN CONSTRUCTION CO., hereinafter called “LANDLORD” and DYNCORP ADVANCED TECHNOLOGY SERVICES, INC., a Virginia corporation, hereinafter called “TENANT”.

WITNESSETH

1.	LEASED PREMISES

LANDLORD hereby demises unto tenant, and TENANT hereby leases from LANDLORD for the terms and upon the conditions set forth in this Lease 11,743 square feet of space in the building located at 1 Taft Court, Rockville, MD 20850, (hereinafter referred to as “BUILDING”), as laboratory facilities, all as set forth on Exhibit A, hereto attached, said space being referred to as “PREMISES”.

2.	TERM

The term of this lease shall be for a period of five years, commencing on the 1st day of April, 1995, and terminating on the 31st day of March, 2000 with an option for an additional five years at the same terms and conditions in this lease, provided that TENANT shall have given the LANDLORD written notice of TENANT’s intention to do so six (6) months prior to the expiration of this lease and that the Tenant is not in default of the Lease.

3.	RENT

The TENANT shall pay to the LANDLORD an annual rental (herein called “minimum rent”) in the amount of One Hundred fifty eight thousand five hundred thirty & 50/100 DOLLARS ($158,530.50), subject to adjustment as hereinafter set forth, payable without deduction or set off in equal monthly installments of Thirteen thousand two hundred ten & 88/100 DOLLARS ($13,210.88) per month in advance, the first installment of which is due and payable April 1,1995 and all subsequent installments due and payable on the 1st day of each calendar month hereafter until the total rent provided for herein is paid. No payment by TENANT or receipt of LANDLORD of a lesser amount than a monthly installment of rent herein stipulated shall be deemed to be other than on account of such stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and LANDLORD may accept such check for payment without prejudice to LANDLORD’s right to recover the balance of such rent or pursue any other remedy provided for in this lease.

4.	ADJUSTMENT OF MINIMUM RENT

The minimum rent shall be adjusted at the end of each year during the term hereof by a 3% increase over the rent then being paid. There also shall be no additional pass-throughs of increases in operating expenses except as specifically referenced herein.

5.	REAL ESTATE TAXES

In the event the real estate taxes levied or assessed against the land and building of which the premises are a part in future tax years are greater than the real estate taxes for the base tax year, the TENANT, shall pay within thirty

(30) days after submission of the bill to TENANT for the increase in real estate taxes, as additional rent a proportionate share of such increases, which proportionate share shall be computed at 22.08% of the increase in taxes, but shall exclude any fine, penalty, or interest charge for late or non-payment of taxes by LANDLORD. The base tax year shall be July 1, 1994 to June 30, 1995.

In the event that LANDLORD’s contest or appeal of the Real Estate Taxes and/or assessment regarding the building of which the Premises form a part shall result in a reduction or refund of Real Estate Taxes, TENANT shall receive a proportionate share, as defined in this section of said refund for taxes TENANT has paid, or in the case of a tax reduction before payment by TENANT, TENANT shall be obligated only to pay its share of the reduced amount. LANDLORD shall provide TENANT with copies of all Real Estate tax bills and copies, in reasonable detail, of LANDLORD’s computations showing TENANT’s proportionate share. LANDLORD shall be under no obligation to appeal any proposed re-assessment of the land or building.

6.	UTILITIES

TENANT shall be responsible for the payment of all utilities used or consumed by the TENANT in and upon the Premises. Electric is to be separately metered. Water is to be either separately metered or an equitable allocation be made between the tenants based on the quantity of water consumed. In the event any utility service to the premises shall be interrupted for a period of more than two (2) days due to the negligence or willful misconduct of LANDLORD, its agents or servants, then the minimum rent shall abate from the interruption of such services until such services are fully restored.

7.	EXCLUSIVE USE

TENANT shall have the right to use the demised premises for the operation of offices and laboratories consistent with TENANT’s business and for no other purpose, except as approved by the LANDLORD in advance in writing, such approval not to be unreasonably withheld.

8.	LATE CHARGE

If any installment of rent accruing hereunder or any other sums payable hereunder shall not be paid within Fifteen (15) days after written notice to TENANT, such installment and other sums shall be increased without affecting the LANDLORD’s other rights under this Lease, by a late charge of five (5%) percent of the delinquent installment. Anything contained herein to the contrary notwithstanding, LANDLORD shall waive the late charge set forth herein of for the first two (2) late payments during each lease year of the term of this Lease, provided that such payments shall be made with 10 days of written notice to TENANT to such lateness.

9.	REPAIRS AND MAINTENANCE

LANDLORD shall be responsible for all structural repairs, including repairs to the roof and load-bearing walls of the building, and for maintaining the parking area. The LANDLORD shall be responsible for walkways, and all common areas within the building. The TENANT shall be responsible for the maintenance and repair of the Premises and all fixtures, appliances and equipment therein, including, but not limited to, the Heating and Air Conditioning system. LANDLORD will pay for major Heating and Air Conditioning component replacement and all repairs to the heating and air conditioning system in excess of Two Hundred Fifty Dollars ($250.00) per occurrence.

TENANT shall also provide its own char service. LANDLORD will repair and replace any glass breakage, provided it is not the result of the TENANT’s willful or negligent act.

10.	LANDLORD’S WORK PRIOR TO COMMENCEMENT OF TERM

LANDLORD shall make the following improvements to the Premises prior to the commencement of the term of the Lease.

None

11.	TENANT ALTERATIONS

The Landlord will supply the Tenant with an allowance of up to $30,000 for renovations and buildout of the Premises. The Tenant may hire the licensed contractor of his choice, and a draw schedule will be determined between the Tenant and the Landlord. Any unused portion of this allowance will be returned to the Landlord. All building materials must meet the specifications of the Landlord. The Tenant (and / or contractor) will be responsible for obtaining building & occupancy permits.

All alterations, improvements, or additions to the demised premises to be made by TENANT shall be subject to the written consent of the LANDLORD, which consent shall not be unreasonably withheld, provided such alterations and improvements do not weaken the structural integrity of the building or detract from its dignity and/or uniformity. All alterations and improvements and/or additions made by TENANT shall remain upon the premises at the expiration or earlier termination of this Lease and shall become the property of the LANDLORD, unless LANDLORD shall, at the time of approval of the alteration, provide written notice to TENANT to remove the same, in which event TENANT shall remove such alterations, improvements and/or additions, and restore the premises to the same good order and condition in which it was at the commencement of this Lease, reasonable wear and tear and unavoidable casualty excepted. Should TENANT fail to do so, LANDLORD may do so, collecting at LANDLORD’s option, the reasonable cost and expense thereof from TENANT as additional rent.

12.	TRADE FIXTURES

All trade fixtures, telephone equipment, and apparatus installed by TENANT in the leased premises shall remain the property of TENANT and shall be removed at the expiration or earlier termination of this lease, and provided further that in the event of such removal, TENANT shall promptly restore the premises to their good order and condition. Any such trade fixture not removed prior to such termination shall become the property of the LANDLORD.

13.	HAZARDOUS STORAGE

TENANT shall be permitted to store hazardous materials on the premises, however, any such storage and use of such materials shall comply with all Federal, State, County and City regulations relative to such use and storage of said materials. Any hazardous materials stored or used on the premises must not, in any way, prejudice the insurance of the premises, or increase the fire hazards to a greater extent than necessarily incident to the business for which the premises are leased, and all such materials must be completely removed upon expiration of this lease.

14.	SIGNS

TENANT may display appropriate signs inside the building but such signs shall be subject to the written approval of the LANDLORD, which will not unreasonably be withheld, and said signs shall be in full conformance with any applicable regulations or ordinances of local governmental authorities having jurisdiction.

15.	QUIET ENJOYMENT

LANDLORD covenants that, upon payment of the rent herein provided and performance by the TENANT of all other covenants herein contained, TENANT shall and may peaceably and quietly have, hold and enjoy the premises for the term hereof and options.

16.	SURRENDER OF PREMISES

Upon the expiration or termination of this Lease, TENANT shall quit and surrender the premises to the LANDLORD broom clean and shall remove all of its property therefrom. The obligation of this paragraph shall survive the termination of the Lease.

17.	FIRE AND LIABILITY INSURANCE

TENANT covenants and agrees to maintain and carry, at all times during the term of this Lease, in companies qualified and authorized to transact business in the State of Maryland, extended coverage in the amount of $500,000.00 per person, $1,000,000.00 per occurrence and $100,000.00 for damage to property on the Premises.

TENANT shall indemnify and save harmless the LANDLORD from any and all liability, damage, expense, cause of action, or claims arising out of injury to persons or to property on the Premises, except for the negligence or willful misconduct of LANDLORD, its agents, employees, or servants. TENANT shall maintain at all times during the term of this lease, in companies qualified and authorized to transact business in the State of Maryland, public liability insurance with limits in same coverage as above.

TENANT shall furnish LANDLORD with satisfactory proof that the insurance herein provided for is at all times in full force and effect.

18.	DAMAGE BY FIRE

If the premises shall be partially damaged by fire, casualty, or the elements, but are not rendered unrentable, in TENANT’s reasonable business judgement, in whole or in part, the LANDLORD shall promptly, at his expense, cause such damage to be repaired and the rent shall not be abated. If by reason of such occurrence the premises shall be rendered wholly or partially unfit for occupancy for the uses contemplated hereunder, LANDLORD shall promptly, at his own expense, cause the damage to be repaired, and the rent meanwhile shall be abated proportionately as to the proportion of the premises rendered unfit. If the building, or common areas appurtenant thereto, shall be rendered wholly unfit for the occupancy or for the use contemplated hereunder, in TENANT’s reasonable business judgement, by reason of such occurrence, whether the premises have been damaged or not, and if such damage in the opinion of the LANDLORD cannot be restored to tenantable occupancy within sixty days of the date of occurrence, either the LANDLORD or TENANT may terminate this Lease on thirty (30) days written notice to the other. In the event LANDLORD determines that the damage can be repaired to tenantable occupancy within sixty (60) days, but fails for any reason including reasons beyond the control of LANDLORD to commence such repairs within 30 days and complete them within 60 days, the TENANT may terminate this lease upon 30 days notice to the LANDLORD. In the event the Premises are rendered wholly untenable during the last two years of the term hereof, TENANT may terminate this lease upon thirty (30) days notice to the LANDLORD.

19.	ASSIGNMENT OR SUBLETTING

TENANT agrees not to assign, mortgage, pledge or encumber this Lease, in whole or in part, but may sublet the whole or any part of the demised premises, and permit the use of the whole or any part of the demised premises by a license or concessionaire, by first obtaining the written consent of the LANDLORD, which shall not be unreasonably withheld or delayed. TENANT agrees that, in the event of any such assignment, subletting, licensing or granting of a concession the TENANT shall nevertheless remain liable for the performance of all terms, covenants, and conditions of this lease.

20.	SUBORDINATION

This Lease shall be subject to and subordinate at all times to the lien of any mortgage and/or deeds of trust and all land leases now or hereafter made on any portion of the demised Premises, and to all advances thereunder, provided the mortgagee or trustee named in said mortgage or deed of trust shall agree to recognize this Lease Agreement and agrees, in the event of foreclosure, not to disturb the TENANT’s possession hereunder, provided TENANT has not committed any event of default as to which the applicable cure period has not expired under the Lease Agreement. This subordination shall be self-operative and no further intrusions of subordination shall be required.

21.	ATTORNMENT

If any proceedings are commenced to foreclose any mortgage or deed of trust encumbering the Premises, TENANT agrees to attorn the purchaser at the foreclosure sale, if required to do so by any such purchasers, and to recognize such purchaser as the LANDLORD under this lease, provided purchaser shall agree that TENANT’s rights hereunder shall not be disturbed so long as TENANT has not committed any event of default as to which the applicable cure period has not expired.

22.	CONDEMNATION

(a)	If the whole of the demised Premises shall be taken by any governmental or quasi-governmental authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance in lieu thereof, the Lease shall terminate as of the day possession shall be taken by the governmental authority and the entire award shall be the property of the LANDLORD, except for the value of any improvements, alterations or addition made to the premises at TENANT’s sole cost and expense, including but not limited to, fixtures or equipment installed by TENANT. TENANT shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by TENANT’s business by reason of the condemnation and for or on account of any cost or loss to which TENANT might be incur for moving expenses, including but not limited to TENANT’s fixtures, equipment and furnishings.

(b)	In the event there is any taking by governmental or quasi-governmental authority of a portion of the demised Premises, or the building of which the premises form a part of the common area appurtenant thereto, which does not seriously and adversely affect the ability of the TENANT to conduct to its business on the premises, the lease shall remain in full force and effect and TENANT’s rent shall be abated in proportion to the diminution in value of the premises.

(c)	In the event of any such taking or conveyance of the Premises or the Building of which the Premises form a part or the common areas appurtenant thereto, or any portion thereof which shall render the Premises wholly unfit for the occupancy of TENANT or the uses contemplated hereunder in TENANT’s reasonable business judgement, TENANT may terminate this lease upon thirty (30) days written notice to LANDLORD.

(d)	In the event of any such taking or conveyance of the demised Premises, or the building of which the Premises form a part of the common area appurtenant thereto, or any portion thereof, TENANT shall pay rent to the day when possession thereof shall be taken by the governmental authority with an appropriate refund by LANDLORD of such rent as may have been paid in advance for a period subsequent to such date. If this Lease shall continue in effect as to any portion of the demised Premises not so taken or conveyed, the rent shall be reduced to an amount computed according to the floor space remaining. If this Lease shall continue, LANDLORD, at its expense, but only to the extent of any equitable proportion of the award or to other compensation for the portion taken or conveyed of the improved portion of the Premises and consequential damages to the remainder hereof not taken (excluding any award or other compensation for the land), shall make all necessary repair or alterations so as to constitute the remaining demised premises a complete architectural and tenantable unit. In the the event that LANDLORD’s repairs and alterations to the premises, or to the building of which the Premises form a part, or to the common area appurtenant thereto, do not restore the Premises to a condition fit for the occupancy of or for the uses contemplated hereunder in TENANT’s reasonable business judgement, TENANT may terminate this lease upon thirty (30) days written notice to LANDLORD.

(e)	TENANT shall be entitled to such award as may be given to it by the condemning authority for the value of its fixtures and equipment (if separate awards are given) or if only one award is given by the condemning authority for all interests, said award shall be apportioned between the parties as their respective interest shall appear. In the event LANDLORD and TENANT are unable to agree as to the amount of rental reduction which may be required under sub-paragraphs b and c, above, or the apportionment of any award made by the condemning authority, such matter shall be submitted to arbitration under the rules of the American Arbitration Association then in effect.

25.	EVENTS OF DEFAULT

The occurrence of any of the following shall constitute an event of default hereunder:

(a)	Failure of TENANT to pay installment of rent hereunder within ten (10) days after receipt of written notice, or within twenty (20) days after receipt of written notice any other sum herein required to be paid by TENANT.

(b)	TENANT’s failure to perform any other covenant or condition of this Lease within thirty (30) days after receipt of written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure in which event TENANT’s failure to proceed diligently to cure such failure shall constitute an event of default.

24.     LANDLORD’S REMEDIES

Upon the occurrence of any event of default, LANDLORD may, at LANDLORD’s sole option, exercise any or all of the following remedies, together with any such other remedies as may be available to LANDLORD at law or in equity;

(a)	LANDLORD may terminate this Lease by giving TENANT written notice of the election to do so, as of a specified date not less than thirty (30) days after the date of the giving of such notice and this Lease shall then expire on the date so specified and LANDLORD shall then be entitled to immediately regain possession of the demised premises as if the date had been originally fixed as the expiration date of the term of this Lease. LANDLORD may then re-enter upon the leased premises either with or without due process of law and remove all persons therefrom, the statutory notice to quit or any other notice to quit being hereby expressly waived by TENANT. TENANT expressly agrees that the exercise by LANDLORD of the right of re-entry shall not be a bar to or prejudice in any the other legal remedies available to LANDLORD. In that event, LANDLORD shall be entitled to recover from TENANT as and for liquidated damages an amount equal to the rent and additional rent reserved in this Lease less any and all amounts received by LANDLORD from the rental of the premises to another tenant. Any recovery by the LANDLORD shall be limited to the rent hereunder (plus any costs incurred in re-letting) less any rent actually paid by the new tenant.

(b)	No termination of this lease nor any taking or recovery of possession of the demised premises shall deprive LANDLORD of any of his remedies or actions against TENANT for past or future rent, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent, be construed as a waiver of the right to obtain possession of the premises.

(c)	In addition to any damages becoming due under subparagraph (a) hereof, LANDLORD shall be entitled to recovery from TENANT and TENANT shall pay to LANDLORD an amount equal to all expenses, if any, incurred by the LANDLORD in recovering possession of the demised premises, and all reasonable costs and charges for the care of said premises while vacant, which damages shall be due and payable by TENANT to LANDLORD at such time or times as such expenses are incurred by the LANDLORD.

(d)	In the event of a default or threatened default by TENANT or any of the terms or conditions of this Lease, LANDLORD shall have the right of injunction and the right to invoke any remedy allowed by law or in equity as if no specific remedies of LANDLORD were set forth in this Lease.

(e)	It is further provided that if, under the provisions of this lease, default be made and a compromise and settlement shall be had thereupon, it shall not constitute a waiver of any covenant herein contained, nor of the Lease itself, and it is hereby specifically agreed that this Lease shall not merge in any judgement had upon the same if compromise or settlement be made upon said judgement prior to termination of TENANT’s possession, the lease in such event to continue by the payment of rent herein reserved, and the further performance of the covenants herein contained on the part of TENANT.

25.     RIGHTS OF LANDLORD

LANDLORD reserves the following rights with respect to the demised premises:

(a)	During normal business hours, upon 24 hours notice, by them or their duly authorized agents, to go upon and inspect the demised premises and every part thereof, and at LANDLORD’s option, to make repairs, alterations and additions to the demised premises or the building of which the demised premises are a part, provided there is no interference with TENANT’s occupancy. An Agent of the TENANT may be present for inspection, if required by TENANT.

(b)	To display after notice from either party of intention to terminate this Lease, a “For Rent” sign, and all of said signs which shall be placed upon such part of the demised premises as LANDLORD shall require, except on display windows or doors leading into the demised premises. Prospective purchasers or tenants authorized by LANDLORD may inspect the premises during normal business hours following adequate notice to TENANT.

(c)	To install or place upon, or fix to, the roof and exterior walls of the demised premise, equipment, signs, displays, antennae, and any other object or structure of any kind, providing the same shall not materially impair the structural integrity of the building or interfere with TENANT’s occupancy.

26.     HOLDING OVER

If TENANT holds possession of the premises after the termination of this Lease or any renewal or extension thereof, TENANT shall become a TENANT from month to month at 125% of the current escalated rental rate.

27.     WAIVER OF CLAIMS

Except as may result from their negligence, LANDLORD and LANDLORD’s agents, employees and contractors shall not be liable for, and TENANT hereby releases all claims for damages to persons or property sustained by TENANT or any person claiming through TENANT resulting from any fire, accident, occurrence to condition in or upon the demised premises or building of which they shall be part, including but not limited to such claims for damage resulting from (1) any defect in or failure of plumbing, heating or air-conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railings or walks; (2) any equipment of apparatus becoming out of repair; (3) the bursting, leaking or running of any tank, washstand, water closet, water pipe, drain or any other pipe or tank in, upon or about such building or premises; (4) the backing up of any sewer pipe or downspout; (5) the escape of steam or hot water; (6) water, snow or ice being upon or coming through the roof of any other place upon or near such building or premises or otherwise;

(7) the falling of any fixtures, plaster or stucco; (8) broken glass; and (9) any act or omission of occupants of adjoining or contiguous property of buildings.

28.	NOTICE

All notices required under this Lease shall be given in writing and shall be deemed to be properly serviced if sent by certified or registered United States Mail, postage prepaid, as follows:

If to the LANDLORD:	W.M. RICKMAN CONSTRUCTION CO.
15215 SHADY GROVE ROAD
ROCKVILLE, MD 20850

If to the TENANT:	DynCorp Advanced Technology Services, Inc.
1 Taft Court
Rockville, Maryland 20850

or to such other address as either may have designated from time to time by written notice to the other. The date of service of such notices shall be the date such notices are deposited in any United States Post Office.

29.	COVENANTS OF TENANT

TENANT covenants and agrees:

(a)	To give to LANDLORD prompt written notice of any accident, fire or damage occurring on or to the demised premises.

(b)	To keep thermostat in the premises set at a temperature sufficient to prevent freezing of water pipes, fixtures and HVAC units.

(c)	To keep the demised premises clean, orderly, sanitary, and free from all objectionable odors and from insects, vermin and other pests.

(d)	To comply with the requirements of the State, Federal and County statutes, ordinances, and regulations applicable to TENANT and its use of the demised premises, and to save LANDLORD harmless from penalties, fines, costs, and expenses resulting from failure to do so, provided TENANT shall not be obligated to make structural repairs or alterations to so comply.

(e)	TENANT shall promptly pay all contractors, material and men it engages to perform work and provide materials for construction work on the premises so as to minimize the possibility of a lien attaching to the premises, and should any such lien be made or filed, TENANT shall cause the same to be discharged and released of record by bond or otherwise within 10 days of receipt of written request from LANDLORD.

30.	LANDLORD’S RIGHT TO ALTER SITE PLAN

LANDLORD shall, from time to time, have the right to alter or modify the site plan of the building and to rearrange the driveways and parking areas, as well as the entrance and exits to the premises, such alteration to be subject to TENANT approval.

31.	PARKING SPACES

Landlord agrees to furnish 3 1/3 unreserved parking spaces per thousand square feet of space occupied by the TENANT.

32.	ENTIRE AGREEMENT

This Lease contains the entire agreement of the parties. There are no oral agreements existing between them.

33.	SUCCESSORS AND ASSIGNS

This Lease, and the covenants and conditions herein contained shall insure to the benefit of and be binding upon the LANDLORD, his heirs and assigns, and shall insure in the benefit of and be binding upon the TENANT, its successors and assigns, if permitted.

34.	BANKRUPTCY

If TENANT shall make an assignment of its assets for the benefit of creditors, or if TENANT shall file a voluntary petition in bankruptcy, or if any involuntary petition in bankruptcy or for receivership be instituted against the TENANT and the same be not dismissed within thirty (30) days of the filing thereof, or if TENANT shall be adjudged bankrupt, then and in any of said events, this Lease shall immediately cease and terminate at the option of the LANDLORD with the same force and effect as though the date of said event was the date herein fixed for expiration of the term of this Lease.

35.	NON-DELIVERY

N/A

36.	PARTIAL INVALIDITY

If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall be held to be invalid and unenforceable, the remainder of this Lease, and the application of such terms, covenants, or conditions shall be valid and enforceable to the fullest extent permitted by law.

37.	FORCE MAJEURE

With the exception of those provisions contained herein regarding the payment of rent, the inability of either party to perform any of the terms, covenants or conditions of this Lease shall not be deemed a default if the same shall be due to any cause beyond the control of that party.

38.	WAIVER OF SUBROGATION

If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured on account of any loss, damage or liability, then such party hereby releases the other party to (and only to) the extent of the amount of such proceeds, from any and all liability for such loss or damage, notwithstanding negligent or intentionally tortious act or omission of the other party, its agents or employees; provided, such release shall be effective only as to a loss or damage occurring while the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured’s ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies, and shall promptly notify the other in writing if such a clause cannot be included in any such policy.

39.	ESTOPPEL CERTIFICATE

The TENANT shall from time to time, within five (5) days after being requested to do so by the LANDLORD or any Mortgages, execute, acknowledge and deliver to the LANDLORD (or, at the LANDLORD’s request, to any existing or prospective purchaser, transferee, assignee or Mortgagee of any or all of the Premises) an instrument in recordable form, certifying if true and correct (a) that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified stating therein the nature of such modification); (b) as to the dates to which the minimum Rent and other charges arising hereunder have been paid; (c) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder; (d) that the TENANT has accepted possession of the Premises, and the date on which the Term commenced; (e) as to whether, to the best knowledge, information and belief of the signer of such certificate, the LANDLORD or the TENANT is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such defaults); and (f) as to any other fact or condition reasonably requested by the LANDLORD or such other addresses. In the event the TENANT fails or refuses to provide such a certificate, TENANT shall be liable to LANDLORD for any loss or damage (including reasonable counsel fees) arising out of or in connection with such failure or refusal.

            IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed on the year and date first written.

WITNESS:	W.M. Rickman Construction Company

/s/ SIGNATURE	/s/ WILLIAM M. RICKMAN	3/30/95

	William M. Rickman	Date

ATTEST:	PRI Dyncorp

/s/ MATTHEW T. COHEN	/s/ RICHARD A. ZAKOUR	3/30/95

	Richard A. Zakour	Date
MATTHEW T. COHEN CONTRACTS MANAGER